                                                                    EXHIBIT 4(e)



                               FOURTH AMENDMENT TO
                                CREDIT AGREEMENT


         This Third Amendment to the Credit Agreement (the "Amendment") is entered as of this 11th day of December, 2000, by and between FIFTH THIRD BANK, CENTRAL OHIO, an Ohio banking corporation (the "Bank") and BANCINSURANCE CORPORATION, an Ohio corporation (the "Borrower").

         WHEREAS, Bank and Borrower entered into that certain Credit Agreement, dated as of January 25, 1993, as amended by the First Amendment thereto, dated November 5, 1993, the Second Amendment thereto, dated October 19, 1994 and the Third Amendment thereto, dated December 12, 1999 (the "Agreement");

         WHEREAS, Borrower executed and delivered to Bank a Revolving Note, dated January 25, 1993, in the original principal amount of $6,000,000 (the "Note");

         WHEREAS, the terms of the Note were amended and restated pursuant to Amended and Restated Notes, dated November 5, 1993, October 19, 1994, July 19, 1995, June 4, 1996, July 17, 1997, September 1, 1998 and December 12, 1999, in
the principal amount of $ 10,000,000; and

         WHEREAS, Borrower and Bank desire to amend the Agreement and the Note to extend the term thereof and to change certain financial covenants contained in the Agreement, subject to the terms and conditions set forth herein;

         NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1. AMENDMENTS.

         (a) Section 2, Subsections 2. 1 (a) and (b) of the Agreement are hereby amended and restated in their entirety to read as follows:

             2.1 REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions hereof, Bank hereby extends to Borrower a line of credit facility (the "Facility") under which Bank will make loans (the "Revolving Loans") to Borrower in an aggregate amount to not exceed $10,000,000. Bank may create and maintain reserves from time to time based on such credit considerations as Bank may deem appropriate. Borrower may borrow, prepay (without penalty or charge) and reborrow under the Facility, provided that the principal amount of all Revolving Loans outstanding at any one time under the Facility will not exceed $10,000,000. If the amount of the Revolving Loans outstanding at any time under the Facility exceeds such amount, Borrower shall immediately pay the amount of such excess to Bank in cash.

             (b) On the date of execution of the Fourth Amendment to Credit Agreement (the "Amendment"), Borrower shall duly execute and deliver to Bank an amended and restated Revolving Note in the form attached as Exhibit 2.1 to the Amendment, in the principal amount of $10,000,000, bearing interest as specified in such Revolving Note (the "Revolving Note") and will be delivered to Bank in substitution for the Note most recently executed by Borrower on December 12, 1999, in the principal amount of $10,000,000.

         (b) Section 5, Subsection 5.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

             5.5 STATUTORY NET WORTH. Borrower will not permit the tangible net worth of Ohio Indemnity Company ("policy holder surplus" in statutory reporting) to be less than $21,000,000 on each December 31 throughout the term of this Agreement, as determined in accordance with accounting standards promulgated by the Ohio Department of Insurance.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER. To induce Bank to enter into this Amendment, Borrower represents and warrants as follows:

         (a)      The representations and warranties of Borrower contained in
                  Section 3 of the Agreement are deemed to have been made again on and as of the date of execution of this Amendment, and are true and correct as of the date of execution hereof.

         (b) No Event of Default (as such term is defined in Section 6 of the Agreement) or event or condition which, with the lapse of time or giving of notice or both, would constitute an Event of Default exists on the date hereof.

         (c) The person executing this Amendment and the Amended and Restated Revolving Note, is a duly elected and acting officer of Borrower and is duly authorized by the Board of Directors of Borrower to execute and deliver this Amendment and such note on behalf of Borrower.

         3. Conditions, Bank's obligations under this Amendment are subject to the following conditions:

         (a) Borrower shall have executed and delivered to Bank the Amended and Restated Revolving Note in the form attached hereto as
                  Exhibit 2. 1.

         (b) The Bank shall have been furnished copies, certified by the Secretary or assistant Secretary of Borrower, of resolutions of the Board of Directors of Borrower authorizing the execution of this Amendment, the Exhibits hereto and all other documents executed in connection herewith which resolutions will be in the form attached hereto as Exhibit A.

         (c) The representations and warranties of Borrower in Section 2 hereof shall be true and correct on the date of execution of this Amendment.

         4. GENERAL.

         (a) Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect. Borrower acknowledges that Bank has made no oral representations to Borrower with respect to the Agreement and this Amendment thereto and that all prior understandings between the parties are merged into the Agreement as amended by this writing. All Loans outstanding on the date of execution of this Amendment shall be considered for all purposes to be Loans outstanding under the Agreement as amended by this Amendment.

         (b) Capitalized terms used and not otherwise defined herein will have the meanings set forth in the Agreement.

         (c) Nothing contained herein will be construed as waiving any default or Event of Default under the Agreement or will affect or impair any right, power or remedy of the Bank under or with respect to the Loans, the Agreement, as amended, the Note, as amended and restated, or any agreement or instrument guaranteeing, securing or otherwise relating to the Loans.

         (d) This Amendment shall be considered an integral part of the Agreement, and all references to the Agreement in the Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the Agreement as amended by this Amendment.

         (e) This Amendment will be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns.

         (f) All representations, warranties and covenants made by Borrower herein will survive the execution and delivery of this Amendment.

         (g) This Amendment will, in all respects, be governed and construed in accordance with the laws of the State of Ohio.

         (h) This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         (i) Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after an Obligation becomes due and payable whether by its terms or upon default, waives the issuance and service of process, releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys' fees. Stay of Execution and all exemptions are hereby waived. Borrower also agrees that the attorney acting for Borrower as set forth in this paragraph may be compensated by Bank for such services, and Borrower waives any conflict of interest caused by such representation and compensation arrangement. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to the holder of such Obligation its attorneys' fees.

         The undersigned acknowledges and agrees to be bound by the terms and provisions of only the Agreement.


                                        OHIO INDEMNITY COMPANY


                                        By:      /s/ John S. Sokol
                                           ------------------------------------

                                        Its:    President
                                           ------------------------------------

IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

         WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.


                                        BANCINSURANCE CORPORATION


                                        By:     /s/ John S. Sokol
                                           ------------------------------------

                                        Its:    President
                                           ------------------------------------


                                        FIFTH THIRD BANK, CENTRAL OHIO


                                        By:     /s/ Ted Lape
                                           ------------------------------------

                                        Its:    Vice President
                                           ------------------------------------

                                   EXHIBIT 2.1

                              AMENDED AND RESTATED
                                 REVOLVING NOTE

$10,000,000

                                                                 Columbus, Ohio
                                                               January 25, 1993
                               First Amendment and Restatement November 5, 1993
                              Second Amendment and Restatement October 19, 1994
                                  Third Amendment and Restatement July 19, 1995 Fourth Amendment and Restatement June 4, 1996 Fifth Amendment and Restatement July 17, 1997
                              Sixth Amendment and Restatement September 1, 1998
                            Seventh Amendment and Restatement November 24, 1999
                             Eighth Amendment and Restatement December 11, 2000

         On June 30,2004 BANCINSURANCE CORPORATION, an Ohio corporation, for value received, hereby promises to pay to the order of FIFTH THIRD BANK, CENTRAL OHIO an Ohio banking corporation (the "Bank") at its offices, located at 21 East State Street, Columbus, Ohio 43215, in lawful money of the United States of America and in immediately available funds, the principal stun of Ten Million and 00/100 Dollars ($10,000,000) or such lesser unpaid principal amount as may be advanced by Bank pursuant to the terms of the Credit Agreement dated January 25, 1993, by and between Borrower and Bank, as amended by the First Amendment thereto, dated November 5, 1993, the Second Amendment thereto dated October 19, 1994, the Third Amendment thereto dated December 12, 1999 and the Fourth Amendment thereto, dated of even date herewith, as the same may be further amended from time to time (the "Agreement").

         The principal balance outstanding hereunder, will bear interest from the date of the first advance until paid at an annual floating rate of interest equal to 0.75% less than the Prime Rate (as defined below) of Bank in effect from time to time.

         The interest rate charged hereunder will change automatically upon each change in the Prime Rate. Accrued and unpaid interest will be due and payable quarterly commencing on the first day of January, 2001 and continuing on the first (1st) day of each April, July, October and January thereafter during the term hereof. On June 30, 2004, all outstanding principal and all accrued and unpaid interest will be due and payable. Interest will be calculated based on a 360 day year and charged for the actual number of days elapsed, and will be payable on the first day of each calendar quarter. After maturity, whether by acceleration or otherwise, this Note will bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity) payable on demand, at a rate per annum equal to the Default Rate, until paid, and whether before or after the entry of judgment hereon.

         The Prime Rate means the rate of interest per annum announced to be its Prime Rate from time to time by Bank at its principal office Columbus, Ohio whether or not Bank will at times lend to borrowers at lower rates of interest, or if there is no such Prime Rate, then its base rate or such other rate as may be substituted by Bank for the Prime Rate.

         The principal amount of each loan made by Bank under this Note and the amount of each prepayment made by Borrower under this Note will be recorded by Bank in the regularly maintained data processing records of Bank. The aggregate unpaid principal amount of all loans set forth in such records will be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry will not limit or otherwise affect Borrower's obligations under this Note or the Agreement.

         All payments received by Bank under this Note will be applied first to payment of amounts advanced by Bank on behalf of Borrower or which may be due for insurance, taxes and attorney's fees or other charges to be paid by Borrower pursuant to the Agreement and the Loan Documents (as defined in the Agreement), then to accrued interest on this Note, then to principal which will be repaid in the inverse order of maturity.

         This Note is the Revolving Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms of the Agreement. Capitalized terms used, but not otherwise defined herein will have the meanings attributed thereto in the Agreement. Capitalized terms used, but not otherwise defined herein will have the meanings attributed thereto in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof will be extended to the next Business Day, and interest will be payable at the rate specified herein during such extension period.

         After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will bear interest at the Default Rate, in Bank's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

         In no event will the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction will, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess will be deemed received on account of, and will automatically be applied to reduce the amounts due to Bank from Borrower under this Note, other than interest, and the provisions hereof will be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank will refund to Borrower such excess.

         Borrower and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and consent to one or more renewals or extensions of this Note.

         This Note is being executed and delivered in substitution for the Amended and Restated Revolving Note, most recently dated December 12, 1999, in the principal amount of $10,000,000 and is not delivered in repayment hereof.

         This Note may not be changed orally, but only by an instrument in writing.

         This Note is being delivered in, is intended to be performed in, will be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regards to principles of conflict of laws. Borrower agrees that the State and Federal courts in Franklin County, Ohio or any other court in which Bank initiates proceedings will have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of the Agreement. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

         Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after an Obligation becomes due and payable whether by its terms or upon default waives the issuance and service of process, releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys' fees. Stay of Execution and all exemptions are hereby waived. Borrower also agrees that the attorney acting for Borrower as set forth in this paragraph may be compensated by Bank for such services, and Borrower waives any conflict of interest caused by such representation and compensation arrangement. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to the holder of such Obligation its attorneys' fees.

WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL, IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON BOIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.


                                        BANCINSURANCE CORPORATION


                                        By:     /s/ John S. Sokol
                                           ------------------------------------

                                        Its:   President
                                           ------------------------------------